EXECUTION

WELLS FARGO BANK, N.A.,

as Servicer

and

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

and

AURORA LOAN SERVICES LLC,

as Master Servicer

_____________________________

Structured Asset Securities Corporation
Mortgage Loan Trust 2007-BNC1
Mortgage Pass-Through Certificates, Series 2007-BNC1

SECURITIZATION SUBSERVICING AGREEMENT

Dated as of October 1, 2007
_____________________________

TABLE OF CONTENTS

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-ii-

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT C	ESCROW ACCOUNT CERTIFICATION
EXHIBIT D	SASCO 2007-BNC1 TRUST AGREEMENT
EXHIBIT E-1	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT E-2	STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT
EXHIBIT E-3	FORM OF LOAN LOSS REPORT
EXHIBIT E-4	FORM OF MODIFIED LOAN REPORT
EXHIBIT F	FORM OF CERTIFICATION
EXHIBIT G	FANNIE MAE GUIDE NO. 95-19

-iii-

EXHIBIT H	SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE
EXHIBIT I	TRANSACTION PARTIES

-iv-

This SECURITIZATION SUBSERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of October, 2007, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller”), WELLS FARGO BANK, N.A. (the “Servicer”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Trust Agreement (as defined herein), recites and provides as follows:

WITNESSETH:

WHEREAS, the Servicer and Lehman Brothers Bank, FSB (the “Bank”) are parties to a flow servicing agreement, dated as of June 1, 2005 (the “Flow Servicing Agreement”), pursuant to which the Servicer services certain mortgage loans identified on Exhibit A hereto (the “Mortgage Loans”);

WHEREAS, pursuant to (A) an Assignment and Assumption Agreement, dated as of October 1, 2007 (the “Assignment and Assumption Agreement”) or (B) certain bills of sale (the “Bills of Sale,” and together with the Assignment and Assumption Agreement, the “Assignment Agreements”), the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the Mortgage Loans currently serviced under the Flow Servicing Agreement and assumed for the benefit of the Servicer and the Bank the rights and obligations of the Bank as owner of the Mortgage Loans under the Flow Servicing Agreement;

WHEREAS, on the Closing Date the Seller intends to convey the Mortgage Loans on a servicing retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to the Trustee under a trust agreement dated as of October 1, 2007 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer and Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”);

WHEREAS, from time to time certain other of the mortgage loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement, at which date the Mortgage Loan Schedule set forth at Exhibit A hereto will be amended to include such mortgage loans which will then be considered “Mortgage Loans” under this Agreement;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, were issued on the Closing Date pursuant to the Trust Agreement, and an affiliate of the Seller is the initial registered holder (the “PX Holder”) of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date, the PX Holder or any other subsequent holder of the Class X and Class P Certificates may convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or other special purpose entity in which it will hold the sole equity interest, which owner trust or special purpose entity would issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under any such NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto;

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding (i) the Seller’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans, (ii) its rights to terminate the rights and obligations of the Servicer under Section 8.02(iii) hereunder and (iii) its obligations pursuant to Section 9.02, all of which rights and obligations will remain with the Seller or be assigned or delegated to the Master Servicer) to the Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Agreement: This Securitization Subservicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans (excluding (i) the Wells Fargo Servicing Fee and (ii) Prepayment Charges attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Seller or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of Colorado, Iowa, Maryland, Minnesota and New York are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount: As defined in Section 3.01

Certificateholder: The meaning set forth in the Trust Agreement.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Closing Date: November 9, 2007.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio: As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreement: The custodial agreement relating to the custody of the Mortgage Loans, between the Custodian and the Trustee, as acknowledged by the Depositor, the Master Servicer and the Servicers, dated as of October 1, 2007.

Custodian: Deutsche Bank National Trust Company and its successors in interest and assigns.

Cut-off Date: October 1, 2007.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: Commencing in November 2007, the 25th day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: A federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at the time any amounts are held on deposit therein (a) “P-1” by Moody's (or at least “A2” if such depository institution or trust company has no short-term rating from Moody’s), (b) at least “A-2” by S&P (or at least “BBB+” if such depository institution or trust company has no short-term rating from S&P) and (c) “F1” by Fitch (with respect to the preceding clauses (a), (b) and (c), in each case if such rating agency is a Rating Agency, and such applicable ratings from S&P, Fitch and Moody’s, the “Required Ratings”), provided, in each case, that following a downgrade, withdrawal or suspension of any such depository institution or trust company’s rating below any applicable Required Rating, any funds held on deposit in a Custodial Account or Escrow Account maintained with such depository institution or trust company shall promptly (and in any case within not more than 30 calendar days) be moved to another institution which has the Required Ratings, or to one or more segregated trust accounts maintained with the trust department of a depository institution or trust company as provided for in clause (ii); or (ii) the trust department of a federal or state chartered depository institution or trust company, which depository institution or trust company has capital and surplus of not less than $50 million, acting in its fiduciary capacity. Qualified Depositories may bear interest.

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.13.

Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any event set forth in Section 8.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with Section 3.13.

Fitch: Fitch, Inc., or any successor in interest.

Freddie Mac: Freddie Mac, or any successor thereto.

General Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (i) the General Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan as of the related Determination Date. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement.

General Servicing Fee Rate: 0.50% per annum.

Holder: The meaning set forth in the Trust Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LPMI Loan: A Mortgage Loan with a LPMI Policy.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Master Servicer or the Trustee from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan (other than a Simple Interest Mortgage Loan), an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. With respect to each Remittance Date and each Simple Interest Mortgage Loan, an amount equal to the interest accrued on such Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the applicable Servicing Fee), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Simple Interest Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer and the NIMS Insurer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.12.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

Mortgage Loan: An individual mortgage loan that is the subject of this Agreement and identified on the related Mortgage Loan Schedule, which may be a first lien Mortgage Loan or a subordinate lien Mortgage Loan and which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the General Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) a Prepayment Charge Schedule, (iii) a data field indicating the Custodian, (iv) a data field indicating the Wells Fargo Servicing Fee Rate, (v) a data field indicating whether the Mortgage Loan is subject to an early payment default repurchase obligation, and (vi) a data field designated “DSI” indicating whether such Mortgage Loan is a Simple Interest Mortgage Loan.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgage Pool: With respect to each Mortgage Loan, either “pool 1” or “pool 2” as indicated on the Mortgage Loan Schedule, all of the Mortgage Loans indicated as “pool 1” constituting one Mortgage Pool and all of the Mortgage Loans indicated as “pool 2” constituting a separate Mortgage Pool.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related General Servicing Fees, over (b) 30 days’ interest at the Net Mortgage Rate as of the first day of the related Due Period, as determined by the Servicer, on the principal balance of such Simple Interest Mortgage Loan for such Distribution Date.

Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the Net Mortgage Rate of the Simple Interest Mortgage Loan as of the first day of the related Due Period, as determined by the Servicer, on the principal balance of such Simple Interest Mortgage Loan for such Remittance Date, over (b) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

NIM Securities: As defined in the seventh Recital to this Agreement.

NIMS Insurer: As defined in the eighth Recital to this Agreement. As of the Closing Date, no NIMS Insurer has been engaged. In the event a NIMS Insurer is engaged after the Closing Date, the Master Servicer shall promptly notify the Servicer as provided in Section 9.04 hereunder.

NIMS Transaction: As defined in the seventh Recital to this Agreement.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, or a Vice President or an assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Seller, the Master Servicer, Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and/or the NIMS Insurer, but which must be an independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters. An independent outside counsel’s Opinion of Counsel shall be obtained at the expense of the party requesting such Opinion of Counsel but shall be obtained at the expense of the Trust Fund if the Trustee is requesting such opinion.

Participating Entity: Any Person “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule attached hereto as Exhibit A which sets forth the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the General Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to the Mortgage Loans and any Principal Prepayment in full, the period that commences on and includes the 14th day of the month immediately preceding the month in which such Remittance Date occurs and ends on and includes the 13th day of the month in which such Remittance Date occurs (except in the case of the November 2007 Distribution Date, for which the related Prepayment Period shall be from October 1, 2007 through November 13, 2007).

Prior Servicer: Any servicer of mortgage loans which by reason of Servicing Transfer become Mortgage Loans under the Agreement.

Purchase Price: With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.05, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable mortgage interest rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid General Servicing Fees allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency: Each of Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Seller, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.17.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

Residual Certificate: The Class R Certificate.

S&P: Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. or any successor in interest.

Seller: Lehman Brothers Holdings Inc. or its successor in interest or assigns.

Seller Remittance Amount: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Mortgage Loan as of the related Determination Date. The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 3.04 of this Agreement) of the Monthly Payments collected by the Servicer with respect to such Mortgage Loan, or as otherwise provided under this Agreement. The Seller Remittance Amount with respect to a Mortgage Loan shall not be reduced by any Prepayment Interest Shortfall incurred with respect to the Mortgage Loan. The Master Servicer shall have no obligation to monitor or enforce the obligation of the Servicer to remit payment of the Seller Remittance Amount to the Seller.

Seller Remittance Rate: With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the Wells Fargo Servicing Fee Rate.

Servicer: Wells Fargo Bank, N.A., or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement of administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (f) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides, (g) penalties or late fees that were advanced by the Servicer but which did not arise out of strict compliance with this Agreement and (h) expenses incurred as a result of Prior Servicer errors.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are delivered to or generated by the Servicer and held in trust for the Trustee by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Transfer: Any transfer of servicing by the Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

Servicing Transfer Date: The date on which a Servicing Transfer occurs.

Simple Interest Method: The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan: Those simple interest loans as noted on the Mortgage Loan Schedule under the data field designated “DSI.”

Special Servicer: The person designated by the Seller (with the prior written consent of the Trustee, the Master Servicer and the NIMS Insurer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.04 hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a related Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Superior Lien: With respect to any Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Mortgage Loan.

Termination Fee: The amount that the Seller shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02 hereof.

Termination Fee Percentage: Means (i) 0.75% for any termination during the first year following the Servicing Transfer Date, (ii) 0.50% for any termination during the second year following the Closing Date, (iii) 0.25% for any termination during the third year following the Servicing Transfer Date and (iv) no fee (0.00%) for any termination at any time after the third anniversary of the Servicing Transfer Date.

Trigger Event: Not applicable.

Trust Agreement: The Trust Agreement dated as of October 1, 2007, among the Trustee, the Master Servicer, the Depositor and the Credit Risk Manager.

Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee: U.S. Bank National Association, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Wells Fargo Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to the sum of (a) one-twelfth the product of (i) the Wells Fargo Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan as of the related Determination Date. The Wells Fargo Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement.

Wells Fargo Servicing Fee Rate: For each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule under the data field “Sub-Servicing Fee Rate.”

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01. Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Servicing Transfer Date the Seller shall cause the Prior Servicer to deliver to the Servicer the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02. Books and Records.

(a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

(b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Mortgage Loan. The form of such assignment shall be: “U.S. Bank National Association, as Trustee of Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1, without recourse.” Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage. Notwithstanding the foregoing, the Servicer shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where the Rating Agencies do not require recordation.

(c) Additionally, the Servicer shall prepare and execute any note endorsements relating to any of the Non-MERS Mortgage Loans.

(d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Wells Fargo Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.03 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within one week of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

In the event that new, replacement, substitute or additional stock certificates are issued with respect to existing Cooperative Shares, the Servicer immediately shall deliver to the Custodian the new stock certificates, together with the related stock powers in blank. Such new stock certificates shall be subject to the related Security Agreement and shall be subject to all of the terms, covenants and conditions of this Agreement.

(e) Any out-of-pocket costs incurred by the Servicer pursuant to this Section 2.02 and Section 3.01(a), including any recording or other fees in connection with the Servicer’s obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller) shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. Neither the Trustee nor the Trust Fund shall have any obligation to reimburse the Seller for any such reimbursement made to the Servicer.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01. Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date and/or the Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone or through the utilization of a Subservicer or Subcontractor, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable agency guides and shall comply with the rules and regulations of the applicable agency. The Servicer shall be responsible for any and all acts of a Subservicer or Subcontractor and the Servicer’s utilization of such Subservicer or Subcontractor shall in no way relieve the liability of the Servicer under this Agreement.

(a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (C) prepare for recording or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trust; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller, on behalf of the Depositor, its out-of-pocket costs for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder. The Seller, upon receipt of an invoice, shall reimburse the Servicer within five (5) Business Days.

(b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to Relief Act Reductions), defer or forgive the payment of principal or interest (except for (i) actual payments of principal and (ii) the case in which the Servicer permits a Mortgagor to sell the related Mortgaged Property  for an amount less than the outstanding principal balance of the Mortgage Loan and accepts such proceeds as full satisfaction of the related Mortgage Loan) or change the final maturity date on such Mortgage Loan. Consistent with the foregoing, the Servicer may, in its discretion extend the due dates for payments due on a Mortgage Note; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such modification the Servicer shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 4.03 to the extent of such new Monthly Payment. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03; provided that if, in connection with any modification, a Mortgage Loan has been modified to increase its principal balance by the amount of any Monthly Advances or any Servicing Advances previously made by the Servicer on behalf of the related Mortgagor (any such amount, a “Capitalization Reimbursement Amount”), the Servicer may be reimbursed for such Capitalization Reimbursement Amount as provided in Section 3.04. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, however, that upon the full release or discharge, the Servicer shall notify the Custodian of the related Mortgage Loan of such full release or discharge. Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney unless such actions of the Servicer are performed at, and in accordance with, the written direction of the Trustee. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Servicer is authorized, without the prior approval of the Trustee, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such mortgage loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the interest rate, or in the case of any Superior Lien which is an adjustable rate mortgage loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the mortgage loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; (iii) the mortgage loan evidencing the Superior Lien is not subject to negative amortization and (iv) the Monthly Payment on the mortgage loan evidencing the existing Superior Lien has not increased since the Due Date immediately prior to the date of such refinancing.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

Section 3.02. Collection and Liquidation of Mortgage Loans.

Continuously from the Closing Date and/or the Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall also apply payments of interest and principal against any Simple Interest Mortgage Loans using the Simple Interest Method.

The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing similar mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Master Servicer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take for other institutional investors under similar circumstances with respect to a similar mortgage loan, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Trust Fund, and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings. In such connection, the Servicer shall be responsible for advancing all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.04.

Section 3.03. Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit B hereto. A copy of such certification shall be furnished to the Master Servicer no later than 30 days after the Closing Date (and to the NIMS Insurer upon request).

The Servicer shall deposit in the Custodial Account within two (2) Business Days of receipt and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Prepayment Charges;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii) any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds without reimbursement therefor up to a maximum amount per month of the General Servicing Fee actually received for such month for the Mortgage Loans;

(ix) all Monthly Advances made by the Servicer pursuant to Section 4.03;

(x) any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(xi) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

(xii) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xiii) any amounts required to be deposited by the Servicer pursuant to Section 3.16 in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of the obligations hereunder or under the terms of a PMI Policy;

(xiv) any amounts received by the Servicer under a PMI or LPMI Policy; and

(xv) the Seller Remittance Amount.

The Servicer shall also deposit from its own funds into the Custodial Account, without the right to reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Due Period and remit such funds to the Master Servicer pursuant to Section 4.01.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Wells Fargo Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.04. Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii) to deposit the Seller Remittance Amount into the collection account maintained by the Master Servicer for payment by the Master Servicer to the Seller on the next succeeding Distribution Date;

(iii) in the event the Servicer has elected not to retain the Wells Fargo Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Wells Fargo Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iv) following the liquidation of a Mortgage Loan, to reimburse itself for unreimbursed Monthly Advances and Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund, provided that reimbursement for Capitalized Reimbursement Amounts shall be made only out of the principal portion of such amounts;

(v) to first reimburse itself for any unpaid Wells Fargo Servicing Fees and then to reimburse the Seller for any unpaid Seller Remittance Amount not paid pursuant to clause (ii), the Servicer’s and/or the Seller’s right to reimbursement pursuant to this subclause (v) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s and /or the Seller’s right thereto shall be prior to the rights of the Trust Fund;

(vi) to reimburse itself for any Capitalization Reimbursement Amounts to the extent not previously reimbursed solely from collections on account of principal in the related Mortgage Pool;

(vii) to reimburse itself for remaining unreimbursed Servicing Advances and unpaid Wells Fargo Servicing Fees with respect to any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered; provided that such reimbursement is made solely from collections on account of principal in the related Mortgage Pool;

(viii) to pay the Seller for any unrecovered Seller Remittance Amount from amounts on deposit in the Custodial Account, to the extent not paid pursuant to clauses (ii) or (v) above;

(ix) to pay itself interest on funds deposited in the Custodial Account;

(x) to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(xi) to withdraw funds deposited in error;

(xii) to withdraw any Prepayment Charge deposited into the Custodial Account in error (regardless of whether or not such Prepayment Charge has been remitted) with respect to any Prepayment Period, but only to the extent that Prepayment Charge amounts on deposit in the Custodial Account from the related Mortgage Pool equal or exceed such Prepayment Charge deposited in error;

(xiii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(xiv) to pay itself an amount equal to the Net Simple Interest Excess for the related Due Period to the extent not offset by Net Simple Interest Shortfalls.

Section 3.05. Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1 and various mortgagors.” The Escrow Accounts shall be Eligible Deposit Accounts established with an Eligible Institution. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit C hereto. A copy of such certification shall be furnished to the Master Servicer no later than 30 days after the Closing Date (and to the NIMS Insurer upon request).

The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of the Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

(vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to withdraw funds deposited in error; and

(viii) to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

Section 3.07. Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

Section 3.08. (Reserved.)

Section 3.09. Payment of Taxes, Insurance and Other Charges.

(a) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records of those escrowed items which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments.

(b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust Fund, provided that in any event the Servicer shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Servicer receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

Section 3.10. Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time and shall give notice to the Master Servicer of any change in the location of the Custodial Account no later than 30 days after any such transfer is made and deliver to the Master Servicer, upon request, a certification notice in the form of Exhibit B or Exhibit C, as applicable, with respect to such Eligible Institution; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Section 3.11. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall use reasonable efforts to verify that the coverage required of the owner’s association, including hazard, flood, liability and fidelity coverage, is being maintained in accordance with, at a minimum, the then current Fannie Mae or Freddie Mac requirements.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.03, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04.

Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Trustee, the NIMS Insurer, the Certificateholders, the Master Servicer and the Trust Fund for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 3.12. Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such person a certificate of insurance of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer, the Trustee and the NIMS Insurer.

Section 3.13. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide, or as otherwise acceptable to Fannie Mae and Freddie Mac. Upon the request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certificate of insurance for such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer, the Trustee and the NIMS Insurer.

Section 3.14. Inspections.

If any Mortgage Loan is more than sixty (60) days delinquent and the Servicer has not entered into any temporary alternative repayment arrangements (as permitted by this Agreement) with the related Mortgagor, the Servicer or its agent shall inspect the Mortgaged Property in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer to assure that the value of the Mortgaged Property is being preserved. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved. Upon request, the Servicer shall produce an electronic report of each such inspection.

Section 3.15. Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Servicer shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.16. Maintenance of PMI and/or LPMI Policy; Claims.

(a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to PMI Policies required to be maintained by the Mortgagor rather than the Seller, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds. The Servicer shall not be required to make any premium payments with respect to LPMI Policies. Any premium payments made by the Servicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iv).

With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the loan-to-value of such Mortgage Loan is reduced to 78% or the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 U.S.C. §4901, et seq. or other applicable law. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by an LPMI Policy or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the Subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under an LPMI Policy or PMI Policy solely as a result of a breach by the Servicer or Subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund. The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xiv), subject to withdrawal pursuant to Section 3.04. Notwithstanding anything to the contrary herein, the Servicer shall not be obligated to submit claims related to any pool insurance to the extent that the Servicer has not been notified of such coverage and the Servicer does not otherwise have actual knowledge of such coverage.

(d) Upon request by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it by the Servicer (and mutually acceptable to the Trustee and the Servicer) necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney unless such actions of the Servicer are performed at, and in accordance with, the written direction of the Trustee.

(e) The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(xiv) hereof, all Insurance Proceeds received under the terms of a PMI Policy or a LPMI Policy.

(f) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.17. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Master Servicer or the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below. The Master Servicer shall be provided a copy of the NIMS Insurer’s instructions to the Servicer. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s and the NIMS Insurer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer or the NIMS Insurer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer and the Master Servicer) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer and the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. Notwithstanding the previous sentence, prior to acceptance by the Servicer of an offer to sell any REO Property for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Master Servicer and the NIMS Insurer of such offering in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer and/or the NIMS Insurer shall be deemed to have approved the sale of any REO Property unless it notifies the Servicer in writing within two (2) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Wells Fargo Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03 and pay the Seller any unpaid Seller Remittance Amount to the extent not previously paid pursuant to Section 3.04.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.11, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

As an alternative to permitting a modification or effectuating a foreclosure or other conversion of the ownership of a Mortgaged Property, the Master Servicer may, at its option and as provided in the Trust Agreement, purchase any Mortgage Loan that has become one hundred and twenty (120) days or more delinquent in payment; provided, however, that (i) such Mortgage Loan has not been purchased by the NIMS Insurer pursuant to Section 6.05 become subject to a special servicing agreement pursuant to Section 8.04, (ii) the Master Servicer promptly notifies the Servicer of its intention to purchase any such delinquent Mortgage Loan and (iii) the Master Servicer shall exercise any such option to purchase a Mortgage Loan within sixty (60) days after any such Mortgage Loan has become one hundred (120) days delinquent. No Termination Fee shall be payable to the Servicer upon termination pursuant to this paragraph.

Section 3.18. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer and the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer or the NIMS Insurer shall reasonably request.

Section 3.19. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Trustee and the Master Servicer a liquidation report with respect to such Mortgaged Property. In addition, the Servicer shall provide the Master Servicer a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

Section 3.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.21. Prepayment Charges.

The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge, except as set forth herein. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge pursuant to this Agreement, the Servicer shall pay the Trust Fund at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge which was not collected. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (iii) below) a Prepayment Charge without paying the Trust Fund the amount of the Prepayment Charge if: (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds, taking into account the value of such Prepayment Charge and the related Mortgage Loan; (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan; (iii) the collection of the Prepayment Charge would be in violation of applicable laws or (iv) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is accelerated or paid off in connection with the workout or foreclosure of a delinquent Mortgage Loan.

Section 3.22. Confidentiality/Protecting Customer Information.

Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder. For purposes of this Section, “Customer Information” means any personal information concerning a Mortgagor that is disclosed by one party to this Agreement to the other.

Section 3.23. Credit Reporting.

To the extent that the Servicer has serviced each Mortgage Loan for a period of sixty (60) days, for each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 20, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc) foreclosed or charged off.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01. Remittances.

On each Remittance Date, no later than 5:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, plus (c) the amount of any Net Simple Interest Shortfall not offset by Net Simple Interest Excess for the related Due Period, minus (d) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vii), and minus (e) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name:     Aurora Loan Services LLC
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: SASCO 2007-BNC1

Section 4.02. Statements to Master Servicer.

(a) Not later than the tenth (10th) calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit E-1 hereto, a monthly defaulted loan report in the format set forth in Exhibit E-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month, a monthly loan loss report in the format set forth in Exhibit E-3 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) and a monthly modified loan report in the format set forth in Exhibit E-4 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer; provided, however, the information required by Exhibit E-2 and Exhibit E-3 is limited to that which is readily available to the Servicer and is mutually agreed to by the Servicer and Master Servicer. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law. In connection with prepayments in full, the Servicer will use its best efforts to deliver to the Master Servicer by the 15th calendar day of each month, but in no event later than the 17th day of each month, a monthly payoff remittance advice.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund.

(b) The Servicer shall prepare and file any and all usual and customary tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Trustee or its designee pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare federal income tax returns as the Trustee may reasonably request from time to time. Such obligation of the Servicer shall be deemed satisfied to the extent that substantially comparable information has been provided by the Servicer throughout the calendar year.

(c) If requested by the Master Servicer, the Trustee, or the Depositor, the Servicer shall promptly notify the Master Servicer, the Trustee, and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement and (iii) provide to the Master Servicer a description of such proceedings, affiliations or relationships.

For the purpose of satisfying the reporting obligations under the Exchange Act with respect to the issuance of asset-backed securities, the Servicer shall provide to the Master Servicer, the Trustee, and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Subservicer, Subcontractor or vendor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

(d) Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Master Servicer, the Trustee, and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period.

Section 4.03. Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. In the case of Simple Interest Mortgage Loans the preceding sentence shall only apply to that portion of the Monthly Payment attributable to interest. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon reasonable request.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.04. Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on October 15 shall be considered to be due on November 1. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01. Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the seller of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, none of the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 5.02. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan Documents from the Seller in accordance with this Section 5.02 hereof.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage other than a modification or liquidation of the Mortgaged Property pursuant to the terms of this Agreement or should the Servicer otherwise prejudice any rights the Seller, the Trustee or the Trust Fund may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.03. Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Wells Fargo Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Wells Fargo Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account. The obligation of the Seller to pay the Wells Fargo Servicing Fee is limited to, and the Wells Fargo Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer. The aggregate Wells Fargo Servicing Fees for any month with respect to the Mortgage Loans shall be reduced by the aggregate Prepayment Interest Shortfall Amount for such month. The Servicer shall be obligated to pay the aggregate Prepayment Interest Shortfall Amount for any month to the extent not covered by the aggregate Wells Fargo Servicing Fees for such month up to a maximum of the aggregate General Servicing Fees for such month. The Servicer shall be entitled to recover any unpaid Wells Fargo Servicing Fee and the Seller shall be entitled to recover the Seller Remittance Amount, to the extent not remitted, out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds or other amounts on deposit in the Custodial Account, to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.17.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.04. Servicer Compliance Statement..

On or before March 1st of each calendar year, commencing in 2008, the Servicer shall deliver to the Master Servicer, the Depositor and the Trustee a Servicing Officer’s certificate in a mutually agreed upon format, addressed to the Master Servicer and the Depositor and signed by an authorized Servicing Officer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such Servicing Officer’s supervision, and (ii) to the best of such Servicing Officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 5.05. Report on Assessment of Compliance and Attestation.

(a) On or before March 1st of each calendar year, commencing in 2008, the Servicer shall:

(i) deliver to the Master Servicer, the Depositor and the Trustee a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of the Servicer, and shall address all of the Servicing Criteria specified in Exhibit H;

(ii) deliver to the Master Servicer, the Depositor and the Trustee a report of a registered public accounting firm reasonably acceptable to the Master Servicer and the Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 7.04(c) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer, the Depositor and the Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) if requested by the Master Servicer, the Depositor or the Trustee not later than February 28th of the calendar year in which such certification is to be delivered, deliver to the Master Servicer, the Depositor, the Trustee and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)) on behalf of the Trust Fund with respect to the transaction relating to this Agreement a certification in the form attached hereto as Exhibit F.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Master Servicer nor the Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund.

(b) In the case of a Subservicer appointed subsequent to this Agreement, each assessment of compliance provided by such Subservicer pursuant to Section 5.05(a)(i) shall address all of the Servicing Criteria specified in Exhibit H hereto on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 5.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 7.04.

Section 5.06. Inspection.

The Servicer shall provide the Trustee, the Master Servicer and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee, the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01. Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Master Servicer, the Depositor and the Trustee, as of the Closing Date and each Servicing Transfer Date:

(a) Due Organization and Authority. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer or any Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or any Subservicer, or in any material impairment of the right or ability of the Servicer or any Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or any Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date or the related Servicing Transfer Date, as applicable;

(g) No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(i) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(k) [Reserved].

(l) Additional Representations and Warranties of the Servicer. Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date or the related Servicing Transfer Date, as applicable: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) except as indicated on the Servicer’s 2006 assessment of compliance under Item 1122 of Regulation AB, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date or the related Servicing Transfer Date, as applicable; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit I hereto other than the Servicer in its capacity as servicer of a type described in Item 1119 of Regulation AB.

Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

(a) It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date or the related Servicing Transfer Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, Master Servicer, the NIMS Insurer, the Depositor and the Trustee. Upon discovery by either the Servicer, the Master Servicer, the Seller, the Depositor, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer, the NIMS Insurer or the Trustee, the party discovering such breach shall give prompt written notice to the other.

(b) Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s, the Master Servicer’s or the NIMS Insurer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 8.01 and 8.02.

(c) If so requested by the Master Servicer or the Depositor on any date following the date on which information is first provided to the Master Servicer or the Depositor, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(l) or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(d) In addition, the Servicer shall indemnify the Seller, the Master Servicer, the Trustee and the NIMS Insurer (and each of their respective directors, officers, employees and agents) and the Trust Fund, and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

(e) Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer, the Depositor or the Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer, the NIMS Insurer or the Trustee for compliance with this Agreement.

Section 6.03. Additional Indemnification by the Servicer.

(a) The Servicer shall indemnify Lehman Brothers Holdings Inc., the Master Servicer, the Trustee, each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Article 6.03 by or on behalf of the Servicer, or provided under this Article 6.03 by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 6.03, including any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Servicer of a representation or warranty set forth in Section 6.01(l) or in a writing furnished pursuant to Section 6.02(c) and made as of a date prior to the Servicing Transfer Date, to the extent that such breach is not cured by the Servicing Transfer Date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 6.01(l) to the extent made as of a date subsequent to the Servicing Transfer Date;

(iv) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.04 or 5.05 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is a Participating Entity; or

(v) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Master Servicer, the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

(b) (i) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 6.03, or any breach by the Servicer of a representation or warranty set forth in Section 6.01(l) or in a writing furnished pursuant to Section 6.02(c) and made as of a date prior to the Servicing Transfer Date, to the extent that such breach is not cured by the Servicing Transfer Date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 6.02(c) to the extent made as of a date subsequent to the Servicing Transfer Date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 5.04 or 5.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Master Servicer nor the Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Master Servicer (or any designee of the Master Servicer, such as a master servicer) and the Depositor, as applicable, for all reasonable expenses incurred by the Master Servicer (or such designee) or the Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Master Servicer or the Depositor may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.04. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, the NIMS Insurer (and each of their respective directors, officers, employees and agents) and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates) and (4) if actions taken by the Servicer are at, and in accordance with, the written request or written approval of the Master Servicer or the Trustee.

Section 6.05. Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 4.03. Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

Section 6.06. Reporting Requirements of the Commission and Indemnification.

The Servicer, the Master Servicer and the Trustee acknowledge and agree that the purpose of Sections 4.02(c) and (d), 5.04, 5.05, 6.01(l), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Master Servicer nor the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer or the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the transaction relating to this Agreement, the Servicer shall cooperate fully with the Master Servicer to deliver to the Master Servicer (including any of its assignees or designees) and the Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer or the Depositor to permit the Master Servicer or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Master Servicer or the Depositor to be necessary in order to effect such compliance.

The Master Servicer (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Master Servicer’s reasonable judgment, to comply with Regulation AB.

ARTICLE VII.

THE SERVICER

Section 7.01. Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a national banking association, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 7.02. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03. Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 7.03 and Sections 7.01 and 7.04, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer, the Trustee and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer, Trustee and the NIMS Insurer and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Trustee or the NIMS Insurer, may retain a Subservicer or Subcontractor to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided that the retention of such Subservicers or Subcontractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer, the Trustee and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer, which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 8.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 7.01 and 7.04, without the prior written consent of the Seller, the Master Servicer, the Trustee and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04. Subservicing Agreements and Successor Subservicer.

(a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing and (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b) It shall not be necessary for the Servicer to seek the consent of the Master Servicer and the Depositor to the utilization of any Subservicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.04, 5.05(a), 5.05(b) (and shall amend, with the consent of the parties hereto, Exhibit H to reflect such Subservicer’s assessment and attestation of compliance with the Servicing Criteria), 6.01(l) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.04, any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Section 5.05 and any certification required to be delivered under 5.05 to the Person that will be responsible for signing the Sarbanes Certification under Section 5.05 as and when required to be delivered hereunder.

(c) It shall not be necessary for the Servicer to seek the consent of the Master Servicer and the Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide the Master Servicer and the Depositor a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.04, 5.05, 6.01(l) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.04 and 5.05, in each case as and when required to be delivered.

ARTICLE VIII.

TERMINATION

Section 8.01. Termination for Cause.

(a) Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii) any failure by the Servicer to duly perform, within the required time period, its obligations to provide any certifications required pursuant to Sections 5.04 or 5.05 (including with respect to such certifications required to be provided by any Subservicer or Subcontractor pursuant to Section 7.04), except as provided below, which failure continues unremedied for a period of ten (10) days from the date of delivery required with respect to such certification; or

(iii) except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(l) and 7.04 (except as provided below), including any items required to be included in any Exchange Act report; or

(iv) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(v) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

(vi) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(vii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(viii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(ix) the Servicer ceases to meet the requirements of a Fannie Mae or Freddie Mac lender/servicer; or

(x) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(xi) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced to “below average” or withdrawn; or

(xii) the net worth of the Servicer shall be less than $25,000,000.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, the Trustee or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof. The rights and obligations of the Servicer pursuant to subparagraphs (a)(ii) and (iii) above shall not be terminated if a failure of the Servicer to identify a Subcontractor as a Participating Entity was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Trustee or the Master Servicer, as the case may be, with the consent of the other party and the NIMS Insurer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Trustee or the Master Servicer, with the consent of the other parties and the NIMS Insurer, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.02. Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or Liquidation Proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 60 days’ written notice. Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans, the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to the product of (i) the Termination Fee Percentage and (ii) the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

Section 8.03. (Reserved.)

Section 8.04. Termination for Distressed Mortgage Loans.

(a) Subject to the requirements set forth in this Section 8.04, the Seller may terminate this Agreement with the prior consent of the Trustee, the NIMS Insurer and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans and in such event servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Trustee, the Master Servicer and the NIMS Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate or the NIM Securities. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Wells Fargo Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer by the successor Special Servicer upon such transfer to the Special Servicer. Any unpaid Seller Remittance Amount relating to such Distressed Mortgage Loans shall be paid to the Master Servicer by the successor Special Servicer for release to the Seller on the next succeeding Distribution Date.

(b) All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Trustee or any other Person in connection with such transfer including the transfer of the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Trustee.

(c) Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, withhold their consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price. Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Servicer on behalf of the Trustee shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

(d) No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.04.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01. Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.04, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer. Any approval of a successor servicer by the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 90 days following notice of termination pursuant to Section 8.02(iii) or 30 days following notice of termination pursuant to Sections 8.01 or 8.02(ii), the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.04 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Seller and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Section 9.02. Costs.

The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund. Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages by the Seller or the Seller’s designee.

Section 9.03. Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 9.04. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i) if to the Seller:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, SASCO 2007-BNC1
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

(ii) if to the Servicer:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown - MAC X2302-033
Telephone: (515) 324-7071
Facsimile: (515) 324-3118

with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel - MAC X2401-06T
Telephone: (515) 213-4762
Facsimile: (515) 213-5192

(iii) if to the Master Servicer:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Michele Olds
Telephone: (720) 945-4657
Facsimile: (720) 945-3968

(iv) if to the Trustee:

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, MA 02110
Telephone: (617) 603-6406
Facsimile: (503) 258-5962
Attention: Diana Kenneally

(v) if to the NIMS Insurer:

as provided in the Trust Agreement and as provided by the Master Servicer.

(vi) if to the Credit Risk Manager:

Clayton Fixed Income Services Inc.
1700 Lincoln Street, Suite 1600
Denver, Colorado 80203
Attention: General Counsel (SASCO 2007-BNC1)
Telephone: (720) 947-6947
Facsimile: (720) 947-6598

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to provide notices pursuant to this Agreement to any NIMS Insurer until 30 days after the Servicer has received notice of the appointment of such NIMS Insurer (including the NIMS Insurer’s name, address, telephone number and facsimile number).

Section 9.05. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06. No Personal Solicitation.

From and after the Servicing Transfer Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Trustee. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.06. Notwithstanding anything to the contrary, this Section 9.06 shall not prohibit the Servicer or its agents or affiliates from servicing the refinancing needs or other financial needs of a Mortgagor who without solicitation, contacts the Servicer or its agents or affiliates directly.

Section 9.07. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08. Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09. Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.10. Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11. Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller without the prior written consent of the NIMS Insurer except as to the extent provided in Section 9.12.

Section 9.12. Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights arising under Section 8.02 or the Servicer’s rights under Sections 8.02(iii)), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13. Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction; provided, further, that prior to any amendment to the loan modification provisions in Section 3.01 notice of such amendment shall be provided by the party requesting such amendment to the Depositor, which shall provide notice to each Rating Agency. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor); provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission.

Section 9.14. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16. Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the Depositor receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee and the Depositor as if they were parties to this Agreement, and the Trustee and the Depositor shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Management Agreement. Notwithstanding the foregoing, all rights of the Trustee, the Depositor (other than the right to indemnification) and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement.

Section 9.17. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean by reason of enumeration.

Section 9.18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:  /s/ Michael Hitzmann
Name: Michael Hitzmann
Title: Senior Vice President

WELLS FARGO BANK, N.A.,
as Servicer

By:  /s/ Laurie McGoogan
Name: Laurie McGoogan
Title: Vice President

AURORA LOAN SERVICES LLC,
as Master Servicer

By:  /s/ Linda A. Sherman
Name: Linda A. Sherman
Title: Senior Vice President

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ David Duclos
Name: David Duclos
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Including Prepayment Charge Schedule)

[To be retained in a separate closing binder entitled “Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1 Mortgage Loan Schedules” at Heller Ehrman LLP]

Exhibit A

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION

_____________ __, ____

Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.03 of the Subservicing Securitization Agreement, dated as of October 1, 2007.

Title of Account: “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1.”

Account Number: ______________________.

Address of office or branch of the Servicer at which account is maintained:

Wells Fargo Bank, N.A.,
Servicer

By:

Name:

Title:

Date:

Exhibit B

EXHIBIT C

ESCROW ACCOUNT CERTIFICATION

_____________ ___, ____

Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.05 of the Subservicing Securitization Agreement, dated as of October 1, 2007.

Title of Account:	“Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1 and various mortgagors.”

Account Number:	______________________.

Address of office or branch of the Servicer at which account is maintained:

Wells Fargo Bank, N.A.,
Servicer

By:

Name:

Title:

Date:

Exhibit C

EXHIBIT D

SASCO 2007-BNC1 TRUST AGREEMENT

Exhibit D

EXHIBIT E-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED BEGINNING TRIAL BALANCE FOR ACTUAL/ACTUAL, REQUIRED	Number two decimals
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL, REQUIRED, .00 IF NO COLLECTIONS	Number two decimals
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST, .00 IF NOT APPLICABLE	Number two decimals
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDACTBAL	ENDING TRIAL BALANCE .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED .00 IF PAIDOFF	Number two decimals
INVID
ANCILLARY_FEE_1
ANCILLARY_CODE_1
ANCILLARY_FEE_2
ANCILLARY_CODE_2

Exhibit E-1

ANCILLARY_FEE_3
ANCILLARY_CODE_3
REG_AB_MOD_TYPE
REG_AB_PPP_WAIVED
SCHEDINTRATE
SCHSERVFEE
SCHEDPIPMT

Exhibit E-1

EXHIBIT E-2

LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

A	Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
B	Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 9=Farm Loan	Type of loan being serviced generally defined by the existence of certain types of insurance. (ie: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
C	Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
D	Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
E	Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
F	Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
G	Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
H	Post Foreclosure Flag	R=REO C=Claims T=Third Party N= No FC sale held	Servicer defined indicator that identifies that the property is in REO/Claims or went to a Third Party at FC sale
I	Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
J	Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.

Exhibit E-2-1

K	Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is either project or scheduled to be held.
L	Foreclosure actual sale held date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
M	3rd Party Sale	VARCHAR2(7) Y= Sold to a 3rd Party at FC sale N= Sold back to noteholder at FC sale	Servicer defined indicator that identifies that the loan was sold to a 3rd Party at Foreclosure Sale
N	Bankruptcy filed date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
O	Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
P	Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Q	Pre and Post Payments paid by trustee	VARCHAR2(2) Y=Trustee Pays both N=No Trustee only pays Pre Payments	To identify if the trustee makes the pre and post petition payments throughout the Bankruptcy.
R	Bankruptcy discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
S	BK Relief/Dismissal Granted date	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
T	Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
U	Loss mit type	VARCHAR2(2) CH= Charge off DI= Deed in lieu FB= Forbearance plan/repay MO=Modification PC=Partial claim SH=Short sale VA=VA refunding SL= Solicitation of Loss Mit	The defined loss mitigation alternative identified on the loss mit approval date.
V	Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.

Exhibit E-2-2

W	Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
X	REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
Y	REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
Z	REO current list price	NUMBER(15,2)	The current list price of the REO
AA	REO sales price	NUMBER(10,2)	The actual REO sales price
AB	REO offer accepted	DATE(MM/DD/YYYY)	The actual date that the REO offer was accepted.
AC	REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
AD	REO net proceeds received	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
AE	Eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
AF	Eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
AG	MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
AH	MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
AI	MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
AJ	MI claim amount paid	NUMBER(15,2)	The amount of the claim that the MI company paid.
AK	MI Interest Paid to Date	DATE (MM/DD/YYYY)	The date through which MI paid interest
AL	Clear Title Date	DATE (MM/DD/YYYY)	Actual date that the property became marketable.
AM	FHA 27011A transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011A claim was submitted to HUD.

Exhibit E-2-3

AN	FHA Part A funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
AO	FHA 27011 B transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011B claim was submitted to HUD.
AP	FHA Part B Funds Received Date	DATE(MM/DD/YYYY)
AQ	VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
AR	VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
AS	VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
AT	Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
AU	VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
AV	VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
AW	VA Claim funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
AX	Current Value	NUMBER(10,2)	The most recent value of the property.
AY	Current Value Source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal Blank = Assumed BPO if Value and Date reported	Name of vendor or management company that provided the value.
AZ	Current Value date	DATE(MM/DD/YYYY)	The most recent value date of the property.
BA	Current Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.

Exhibit E-2-4

BB	Date of last property inspection	DATE(MM/DD/YYYY )	The date of the most recent property inspection
BC	Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
BD	Reason for default
VARCHAR2(3)
001=Death of principal mtgr
002=Illness of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
005=Marital difficulties
006=Curtailment of income
007=Excessive obligations
008=Abandonment of property
009=Distant employee transfer
011=Property problem/Natural Disaster
012=Inability to sell property
013=Inability to rent property
014=Military service
015=Other
016=Unemployment
017=Business failure
019=Casualty loss
022=Energy-Environment costs
023= Servicing problems
026= Payment adjustment
027=Payment dispute
029=Transfer ownership pending
030=Fraud
031=Unable to contact borrower
INC=Incarceration
Cause of delinquency as identified by mortgagor. (Standard FNMA Reasons for Default)
BE	Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Exhibit E-2-5

BF	Escrow balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
BG	Escrow advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
BH	Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
BI	Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
BJ	VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

BK	Senior Lien Balance	NUMBER(10,2)	Current Principal Balance on First lien or Original Principal Balance
BL	Litigation in process	VARCHAR2(7) Y=Active N=No active	Any delinquent loan that is not able to be Foreclosed on or the REO is not marketable
BM	Loan Liquidated	VARCHAR2 CH-Charge off SS-Short sale REO-REO VA-VA Refunding	Type of liquidation within the last 30 days.
BN	Date of Liquidation	DATE(MM/DD/YYYY)	Date the CH, SS, REO or VA was liquidation off of servicer system.
BO	Bankruptcy Loss	NUMBER(10,2)	Cramdown amount associated with the
BP	% of MI coverage	NUMBER(6,5)	% of Coverage of MI
BQ	MI Carrier		Name of the MI Company
BR	MI Certification Number	VARCHAR2(15)	MI Certification Number
BS	% of Pool MI Coverage	NUMBER(6,5)

Exhibit E-2-6

BT	Pool MI Carrier
BU	Pool MI Certification Number	VARCHAR2(15)
BV	VA Interest Cutoff Date	DATE(MM/DD/YYYY)	The date in which VA has determine the Cut off date
BW	Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.
BX	Estimated (Loss)/Gain	NUMBER (10,2)	The projected loss at REO

Exhibit E-2-7

EXHIBIT E-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicers servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

Exhibit E-3-1

Final Report Field Heading	Definition	Format
Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)

Exhibit E-3-2

Final Report Field Heading	Definition	Format
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)
Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

Exhibit E-3-3

EXHIBIT E-4

FORM OF MODIFIED LOAN REPORT

Fidelity Client
Loan Number
Investor ID
MOD Effective Date
Deal Name
UPB Prior to Modification
Next due Date Prior to Modification
Dlq Status Prior to Modification
Interest Rate Prior to Modification
Scheduled P&I Payment Prior to Modification
Scheduled Total Payment Prior Modification
Corporate Advance Capitalized
Escrow Advance Capitalized
Gross Interest Capitalized
SF Rate
Months Dlq
Service Fee Capitalized
Net Interest Capitalized
Other Fees Capitalized
Mortgagor Contribution
Total Capitalized
UPB Post Modification
Next Payment Due Date per Modification Plan
Interest Rate Post Modification
New Maturity Date Term
Scheduled P&I Payment Post Modification
Scheduled Total Payment Post Modification
Maturity Date Prior to Modification
Principal Forgiven
Interest Forgiven
Dlq Status Post Modification
Maturity Date Post Modification

Exhibit E-4-1

EXHIBIT F

FORM OF ANNUAL CERTIFICATION

Re:
The Securitization Subservicing Agreement dated as of October 1, 2007 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Wells Fargo Bank, N.A., as servicer (the “Servicer”) and Aurora Loan Services LLC (the “Master Servicer”), and acknowledged by U.S. Bank National Association, as Trustee (the “Trustee”)

I, [identify the certifying individual], the [title] of the Servicer, certify to the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Depositor and the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Depositor and the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor and the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Depositor and the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Exhibit F-1

Date: _________________________

By:
Name:
Title:

Exhibit F-2

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

Exhibit G-1

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference
• Selling       This announcement amends the guide(s) indicated.
• Servicing   Please keep it for reference until we issue a formal change.

Subject “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring—as of the month ending March 31, 1996—servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date—for example, at the and of the first week of a month—to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

11/20/95

Exhibit G-2

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number

Consumer Credit Associates, Inc 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

Exhibit G-3

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN
REPORT ON ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria,” as identified by a mark in the column titled “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Exhibit H-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Exhibit H-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit H-3

EXHIBIT I

TRANSACTION PARTIES

Trustee	U.S. Bank National Association

Master Servicer	Aurora Loan Services, LLC

Credit Risk Manager	Clayton Fixed Income Services Inc.

PMI Insurer(s)	Not applicable

Interest Rate Swap Counterparty	Lehman Brothers Special Financing Inc.

Servicer(s)	JPMorgan Chase Bank, National Association, Aurora Loan Services, LLC and Wells Fargo Bank, N.A.

Originator(s)	BNC Mortgage LLC.

Custodian(s)	Deutsche Bank National Trust Company

Seller	Lehman Brothers Holdings Inc.

Exhibit I